UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported): October 15, 2010

RITE AID CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

30 HUNTER LANE, CAMP HILL, PENNSYLVANIA 17011
(Address of principal executive offices and zip code)

(717) 761-2633
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.04      Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On October 15, 2010, Rite Aid Corporation (the “Company”) provided a notice to its directors and executive officers informing them of a blackout period for The Rite Aid 401(k) Plan, the Rite Aid 401(k) Distribution Employees Savings Plan and the Rite Aid Services, L.L.C., 401(k) Plan (collectively, the “401(k) plans”), and the trading restrictions that apply to them during the blackout period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, as amended.

The blackout period is required to facilitate the elimination of the Rite Aid Company Stock Funds (the “Company Stock Funds”) as an investment option under the 401(k) plans, and the liquidation of shares of Rite Aid company stock currently held in the Company Stock Funds, which liquidation was directed to be undertaken by the trustee of the Company Stock Funds for the 401(k) plans. The blackout period will begin on November 15, 2010 at 4:00 p.m. and will end on December 3, 2010 at 4:00 p.m. (such period, the “Blackout Period”).  During the Blackout Period, participants in the 401(k) plans will be unable to direct or diversify investments in the Company Stock Funds, or obtain a distribution, including a hardship distribution or in-service withdrawal, from the portion of the participants’ accounts invested in the Company Stock Funds.

A copy of the notice to directors and executive officers is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.  During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period and other information regarding the Blackout Period by contacting Matthew Schroeder, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, PA  17011; Telephone Number: (717) 761-2633.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

99.1	Notice to Directors and Executive Officers dated October 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Date:	October 15, 2010	By:	/s/ Marc A. Strassler
Marc A. Strassler
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Notice to Directors and Executive Officers dated October 15, 2010.